                                                                    Exhibit 10.4

                                 PROMISSORY NOTE

$7,500                                                           Dated: 10/18/02


     1. PRINCIPAL. FOR VALUE RECEIVED, Nucotec, Inc., a Nevada corporation ("MAKER"), promises to pay to the order of Earl T. Shannon ("HOLDER"), at the address of Holder known to Maker or at such other place as Holder may from time to time designate in writing, the principal sum of seven thousand five hundred dollars ($7,500) (the "OBLIGATION"), which represents the principal amount to be advanced by Holder to Maker.

     2. INTEREST. Interest on the unpaid principal amount of the Obligation outstanding from time to time shall accrue at the annualized rate of ten percent (10%). Computations of interest shall be made on the basis of a 365 day year, and the actual number of days elapsed.

     3. PAYMENTS. Maker shall pay to Holder the Obligation in the following manner:

          (a) One payment consisting of principal and interest on the Maturity Date (as defined below).

          (b) "MATURITY DATE" shall mean the date which is one year from the date of this Note.

     4. TRANSACTION. This Note is the promissory note issued by Maker to Holder to evidence a loan.

     5. PREPAYMENT. Maker shall be entitled to prepay this Note prior to the Maturity Date without premium or penalty.

     6. APPLICATIONS OF PAYMENTS. Payments received by Holder pursuant to the terms hereof shall be applied in the following manner: first, to the payment of all expenses, charges, late payment fees, costs and fees incurred by or payable to Holder and for which Maker is obligated pursuant to the terms of this Note, second, to the payment of all interest accrued to the date of such payment; and third, to the payment of principal.

     7. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default hereunder

          (a) Failure of Maker to pay the principal and interest upon the Maturity Date;

          (b) Failure of Maker to pay any amount or perform any other obligation under the Agreement;

          (c) Maker shall admit in writing its inability to, or be generally unable to, pay its undisputed debts as such undisputed debts become due;

          (d) Maker shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts;
          (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against him in an involuntary case under the United States Bankruptcy Code; or (vi)take any action for the purpose of effecting any of the foregoing;

          (e) A proceeding or case shall be commenced, without the application or consent of Maker, in any court of competent jurisdiction, seeking:
          (i) its financial reorganization, liquidation or arrangement, or the composition or readjustment of its debts; (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of Maker or of all or any substantial part of its property; or (iii) similar relief in respect of Maker under any law relating to bankruptcy, insolvency, reorganization or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 30 or more days; or an order for relief against Maker shall be entered in an involuntary case under the United States Bankruptcy Code; or

          (f) A final judgment or judgments issued by a court of competent jurisdiction for the payment of money in excess of $25,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in excess of $50,000 in the aggregate (regardless of insurance coverage) shall be rendered by a one or more governmental persons having jurisdiction against Maker and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution of the relevant judgment shall not be procured, within 30 days from the date of entry of such judgment and Maker shall not, within that 30-day period, or such longer period during which execution of the same shall have been stayed, appeal from and cause the execution of such judgment to be stayed during such appeal.

     8. REMEDIES; LATE PAYMENT PENALTY. Upon the occurrence of an Event of Default and without demand or notice, Holder may declare the principal amount then outstanding of, and the accrued interest on, the Obligation of Maker to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Maker and Maker may exercise all rights and remedies available to it under the Agreement or any succeeding agreement).

     9. WAIVER. Maker hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note and expressly agrees that, without in any way affecting the liability of Maker hereunder, Holder may extend any maturity date or the time for payment of any installment due hereunder, accept security, release any party liable hereunder and release any security now or hereafter securing this Note. Maker further waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note, or on any deed of trust, security agreement, lease assignment, guaranty or other agreement now or hereafter securing this Note.

     10. ATTORNEYS' FEES; COSTS. Maker agrees to pay to Holder all costs and expenses including attorneys' fees and costs, incurred by Holder in connection with the negotiation, preparation or execution of the loan and this Note. If this Note is not paid when due or if any Event of Default occurs, Maker promises to pay all costs of enforcement and collection, including but not limited to, Holder's attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof.

     11. SEVERABILITY. Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction, to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

     12. INTEREST RATE LIMITATION. Holder and Maker stipulate and agree that none of the terms and provisions contained herein or in the Agreement shall ever be construed to create a contract for use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of California. In such event, if any Holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of Nevada, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of Holder, be credited to the payment of the sums due hereunder or returned to Maker.

     13. NUMBER AND GENDER. In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa, if the context so requires.

     14. HEADINGS. Headings at the beginning of each numbered paragraph of this Note are intended solely for convenience and are not to be deemed or construed to be a part of this Note.

     15. CHOICE OF LAW. This Note shall be governed by and construed in accordance with the laws of the State of California. Any action to enforce this Note shall be brought in state or federal courts located in Orange County, California.

     16.  MISCELLANEOUS.

          (a) All notices and other communications provided for hereunder shall be in writing and shall be delivered by United States mail, certified or registered, return receipt requested to the respective party at the address provided in the Agreement or otherwise provided for such purpose.

          (b) No failure or delay on the part of Holder or any other holder of this Note to exercise any right, power or privilege under this Note and no course of dealing between Maker and Holder shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative to, and not exclusive of, any rights or remedies, which Holder would otherwise have. No notice to or demand on Maker in any case shall entitle Maker to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Holder to any other or further action in any circumstances without notice or demand.

          (c) Maker and any endorser of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind.

          (d) Maker may not assign its rights or obligations hereunder without prior written consent of Holder. Subject to compliance with applicable federal and state securities laws, Holder may (i) assign all or any portion of this Note without the prior consent of Maker or (ii) sell or agree to sell to one or more other persons a participation in all or any part of the Note without the prior consent of Maker. Upon surrender of the Note, Maker shall execute and deliver one or more substitute notes in such denominations and of a like aggregate unpaid principal amount or other amount issued to Holder and/or to Holder's designated transferee or transferees. Holder may furnish any information in the possession of Holder concerning Maker, or any of its respective subsidiaries, from time to time to assignees and participants (including Prospective assignees and participants).

     IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered as of the day and year and at the place first above written.

                                       MAKER:

                                       Nucotec, Inc.,
                                       a Nevada corporation


                                       /S/ EARL T. SHANNON
                                       -----------------------------------------
                                       BY: Earl T. Shannon
                                       ITS: President

                                       CERTIFIED AS AUTHORIZED BY
                                       BOARD OF DIRECTORS OF
                                       NUCOTEC, INC.:


                                       /S STEVEN W. HUDSON
                                       -----------------------------------------
                                       BY: Steven W. Hudson
                                       ITS: Secretary

                                       HOLDER:

                                       Earl T. Shannon


                                       /S/ EARL T. SHANNON
                                       -----------------------------------------
                                       Earl T. Shannon, an individual